Exhibit 99.2

News Release

For Immediate Release	http://www.ball.com
Investor Contact: Ann. T. Scott	303-460-3537, ascott@ball.com
Media Contact: Scott McCarty	303-460-2103, smccarty@ball.com

George M. Smart Elected to Ball Corporation Board;
Company Declares Dividend

BROOMFIELD, Colo., Jan. 26, 2005—George M. Smart, former president of Sonoco-Phoenix, Inc., was elected to the Ball Corporation [NYSE: BLL] board of directors during the board’s regular meeting.

        Smart, 59, is also past chairman of the board and president of Phoenix Packaging Corporation and former president and chief executive officer of Central States Can Co. (a division of Van Dorn Company).

        “George’s extensive experience in the packaging industry and his business acumen will be important assets to our company, and we are pleased to have him on our board,” said R. David Hoover, chairman, president and chief executive officer of Ball.

        In addition to electing Smart, Ball’s board of directors declared a cash dividend of 10 cents per share, payable March 15, 2005, to shareholders of record on March 1, 2005.

        Ball Corporation is a supplier of high-quality metal and plastic packaging products to the beverage and food industries. The company also owns Ball Aerospace & Technologies Corp., which develops sensors, spacecraft, systems and components for government and commercial markets. Ball employs more than 14,000 people worldwide and reported 2003 sales of $4.9 billion.

Conference Call Information

Ball Corporation [NYSE:BLL] will announce its fourth quarter earnings on Thursday, Jan. 27, 2005, before trading begins on the New York Stock Exchange. At 9 a.m. Mountain Time on that day (11 a.m. Eastern), Ball will hold its regular quarterly conference call on the company’s results and performance. The North American toll-free number for the call is 888-391-0235. International callers should dial 646-862-1155. For those unable to listen to the live call, a taped rebroadcast will be available until 11 p.m. Mountain Time on Feb. 3, 2005. To access the rebroadcast, dial 800-633-8284 (domestic callers) or +1-402-977-9140 (international callers) and enter 21219416 as the reservation number.
        To listen to the call via Web cast, please use the following URL for the live call and for replay:
http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=115234&eventID=989918
A written transcript of the call will also be posted within 48 hours of the call’s conclusion to Ball’s Web site at www.ball.com in the investor relations section under “presentations.”

Forward-Looking Statements

The information in this news release contains “forward-looking” statements and other statements concerning future events and financial performance. Words such as “expects,” “anticipates,” “estimates,” and variations of same and similar expressions are intended to identify forward-looking statements. Forward-looking statements are subject to risks and uncertainties which could cause actual results to differ materially from those expressed or implied. The company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Key risks and uncertainties are summarized in the company’s filings with the Securities and Exchange Commission, especially in Exhibit 99.2 in the most recent Form 10-K. These filings are available at our Web site and at www.sec.gov. Factors that might affect our packaging segments include fluctuation in consumer and customer demand; availability and cost of raw materials, particularly resin, steel, aluminum and energy, and the ability to pass on to customers changes in these costs; competitive packaging material availability, pricing and substitution; changes in climate and weather; fruit, vegetable and fishing yields; industry productive capacity and competitive activity; lack of productivity improvement or production cost reductions; the German mandatory deposit or other restrictive packaging laws; changes in major customer contracts or loss of a major customer; international business risks, including foreign exchange rates, tax rates and activities of foreign subsidiaries; and the effect of LIFO accounting on earnings. Factors that might affect aerospace segment include: funding, authorization and availability of government contracts and the nature and continuation of those contracts; and technical uncertainty associated with segment contracts. Factors that could affect the company as a whole include those listed plus: acquisitions, joint ventures or divestitures and associated integration activities; regulatory action or laws including environmental and workplace safety; governmental investigations; goodwill impairment; antitrust and other litigation; strikes; boycotts; increases in employee benefits and labor costs; rates of return projected and earned on assets of the company’s defined benefit retirement plans; reduced cash flow; interest rates affecting our debt; and changes to unaudited results due to statutory audits of our financial statements or internal controls over financial reporting.

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